                                                                     EXHIBIT 4.4

                               WARRANT AGREEMENT

                                    between

                            GLENDALE FEDERAL BANK,
                             FEDERAL SAVINGS BANK

                                      and

                     CHEMICAL TRUST COMPANY OF CALIFORNIA,
                               as Warrant Agent

                       Warrants to Purchase Common Stock
--------------------------------------------------------------------------------


                                                     Dated as of August 15, 1993

                               WARRANT AGREEMENT

    AGREEMENT, dated as of August 15, 1993, between GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK, a federally chartered stock savings bank (the "Bank"), and
                                                                     ----
CHEMICAL TRUST COMPANY OF CALIFORNIA, as Warrant Agent (the "Warrant Agent").
                                                             -------------

    WHEREAS, pursuant to the Plan of Reorganization entered into among the Bank, GLENFED, Inc. and Glendale Investment Corporation (the "Reorganization Plan"),
                                                        -------------------
the Bank proposes to conduct several interdependent transactions for the purpose of increasing the regulatory capital of the Bank; and

    WHEREAS, in connection with the Reorganization Plan, the Bank proposes to issue and deliver its warrant certificates (the "Warrant Certificates")
                                                 --------------------
evidencing warrants (the "Warrants") to acquire, under certain circumstances, an
                          --------
aggregate of up to approximately 10.85 million shares, subject to adjustment, of its common stock, par value $1.00 per share (the "Bank Common Stock"), and
                                                  -----------------

    WHEREAS, each such Warrant will entitle the owner of record thereof to acquire one share of Bank Common Stock, subject to adjustment.

    NOW THEREFORE, in consideration of the foregoing, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Bank and the record holders of the Warrants, the Bank and the Warrant Agent each hereby agrees as follows:

                                   ARTICLE I

                      ISSUANCE AND EXECUTION OF WARRANTS

    SECTION 1.01 FORM OF WARRANT CERTIFICATES. The text of each Warrant
                 ----------------------------
Certificate (and the related forms of exercise and assignment) shall be substantially in the form attached hereto as Exhibit A and may have such legends
                                             ---------
and endorsements typed, stamped, printed, lithographed or engraved thereon as the Bank may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange or over-the-counter market on which the Warrants may be listed or quoted, or to conform to customary usage.

    SECTION 1.02 EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES. Warrant
                 ------------------------------------------------------
Certificates shall be executed on behalf of the Bank by its Chief Executive Officer, President or any Vice President and attested by its Secretary or an Assistant Secretary, and delivered to the Warrant Agent, and shall be countersigned and delivered by the Warrant Agent upon the written order of the Bank signed by any such officer of the Bank. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer. Warrant Certificates shall be executed on behalf of the Bank either manually or by facsimile signature printed thereon. The Warrant Agent shall countersign the Warrant Certificate manually, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any officer whose signature has been placed upon any Warrant Certificate ceases to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.

                                  ARTICLE II

                       EXERCISE PRICE, TERM, REDEMPTION
                            AND METHOD OF EXERCISE

    SECTION 2.01 EXERCISE PRICE. Each Warrant Certificate shall, when
                 --------------
countersigned by the Warrant Agent, entitle the registered holder thereof (the "Warrant Holder"), subject to the provisions thereof and of this Agreement, to
 --------------
purchase one share of Bank Common Stock for each Warrant represented thereby at an exercise price of Twelve Dollars ($12.00) per share in lawful money of the United States of America (such exercise price per share, as adjusted from time to time as provided herein, is referred to herein as the "Exercise Price").
                                                          --------------

    SECTION 2.02 WARRANT RIGHTS. Each Warrant shall entitle the Warrant Holder,
                 --------------
upon exercise thereof and payment of the Exercise Price (and any taxes as contemplated in this Agreement) within the period described in Section 2.03, and
                                                               ------------
subject to the provisions of the Warrant Certificate evidencing such Warrant and this Agreement, including provisions relating to adjustments upon the occurrence of certain events as set forth in Article III hereof, to receive one fully paid
                                  -----------
and nonassessable share of Bank Common Stock.

    SECTION 2.03 PERIOD OF EXERCISE; EXPIRATION. Each Warrant may be exercised
                 ------------------------------
on any business day during the period commencing on the day following the first anniversary of the completion of the Recapitalization (as defined in the Reorganization Plan) and ending at 5:00 pm., New York City time, on the seventh anniversary of the date of the initial issuance of the Warrants or, if such date is not a business day in the City of New York, then on the next succeeding business day (the "Expiration Date"). Each Warrant not exercised by 5:00 p.m., New York City time,
 ---------------
on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall thereupon cease.

    SECTION 2.04 METHOD OF EXERCISE. Exercise of Warrants shall be effected by:
                 ------------------
(a) surrender of the Warrant Certificate evidencing such Warrants to the Warrant Agent, with one of the forms on the reverse of or attached to the Warrant Certificate duly completed and executed by the Warrant Holder thereof or by a duly appointed legal representative thereof or by a duly authorized attorney (and with any signatures guaranteed as may be required pursuant to the Warrant Certificate); and (b) payment of the aggregate Exercise Price for the shares of Bank Common Stock to which such exercise relates. Warrant Certificates representing Warrants being exercised (accompanied by payment therefor) shall be surrendered at the office of the Warrant Agent. In the event that any Warrant Holder shall exercise less than all of the Warrants evidenced by a Warrant Certificate surrendered upon exercise of Warrants, a new Warrant Certificate for the balance of such Warrants shall be countersigned and delivered to, or in accordance with the instructions of, such Warrant Holder.

    Promptly upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent (after requisitioning any certificates for shares of Bank Common Stock from the Bank's transfer agent, if necessary) shall deliver to, or in accordance with the instructions of, the Warrant Holder certificates for the total number of whole shares of Bank Common Stock for which the Warrants evidenced by such Warrant Certificates are being exercised (subject to the provisions of Section 4.04) in such names and denominations as the
                     ------------
Warrant Holder has directed; provided, however, that, if, on the date of
                             --------  -------
surrender of such Warrant Certificate, the transfer books for the Bank Common Stock shall be closed, the certificates for the shares of Bank Common Stock shall be issuable as of the date on which such books shall next be open (whether before, on or after the Expiration Date) at the Exercise Price and upon the other conditions in effect on the date of such surrender.

    SECTION 2.05. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS. The Warrant
                  -----------------------------------------------
Agent shall account promptly to the Bank with respect to Warrants exercised and concurrently pay to the Bank all moneys received by the Warrant Agent for the purchase of shares of Bank Common Stock through the exercise of such Warrants.

    SECTION 2.06. CANCELLATION OF WARRANTS. In the event the Bank shall purchase
                  ------------------------
or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

                                  ARTICLE III

                  ADJUSTMENTS TO WARRANTS UPON CERTAIN EVENTS

    SECTION 3.01 ADJUSTMENTS TO WARRANT SHARES OR EXERCISE PRICE. The number of
                 -----------------------------------------------
shares of Bank Common Stock issuable upon the exercise of each Warrant (such shares being referred to in this Article III as the "Warrant Shares") and the
                                 -----------         --------------
Exercise Price, as applicable, shall be subject to adjustment solely as follows:

    (a) In case the Bank shall at any time after the date of this Agreement (i) declare a dividend on, or make a distribution with respect to, Bank Common Stock which is payable in shares of Bank Common Stock, (ii) subdivide the outstanding shares of Bank Common Stock, (iii) combine the outstanding shares of Bank Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock of the Bank in a reclassification of the Bank Common Stock, the number of Warrant Shares shall be adjusted so that the holder of each Warrant shall be entitled to receive upon payment of the Exercise Price the aggregate number and kind of shares of Bank Common Stock or other capital stock of the Bank which, if such Warrant had been exercised immediately prior to the occurrence of such event, such holder would have owned or have been entitled to receive immediately after the occurrence of such event. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 3.01(a) shall, in the case
                                            ---------------
of a subdivision, combination or reclassification, be the effective date thereof and shall, in case of a dividend or distribution, be the record date thereof.

    (b) If at any time after the date hereof, the Bank shall, to or for the account or benefit of all holders of the outstanding shares of Bank Common Stock, make, without any charge, any distribution of rights to subscribe or warrants to purchase Bank Common Stock at a price per share less than the Current Market Prime (as defined below) of such Bank Common Stock (not including, in any event, the rights to purchase Bank Common Stock to be issued pursuant to the Reorganization Plan) on the record date for such distribution or issuance, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined in accordance with the following formula:

                         WP' = WP x A + B(SP/CMP)
                                    -------------
                                        A + B

Where:
         WP'    =     Adjusted Exercise Price;

         WP     =     Exercise Price in effect immediately prior to
                      adjustment;

         A      =     Number of shares of Bank Common Stock outstanding
                      on the record date for such distribution or issuance;

         B      =     Number of shares of Bank Common Stock so offered
                      for subscription or purchase;

         SP     =     Subscription or purchase price per share issuable
                      upon exercise of such rights or warrants; and

         CMP    =     Current Market Price on the record date for such
                      distribution or issuance.

An adjustment made pursuant to this Section 3.01(b) shall become effective
                                    ---------------
immediately after the record date for the determination of shareholders entitled to receive such distribution or issuance.

    (c) Upon each adjustment of the number or kind of shares of capital stock purchasable upon exercise of each Warrant pursuant to Section 3.01(a), the
                                                      ---------------
Exercise Price shall also be adjusted such that upon the exercise of a Warrant by a Warrant Holder thereafter, and payment of an amount equal to the Exercise Price immediately prior to such adjustment, such Warrant Holder shall be entitled to receive the number and kind of such shares of capital stock that such Warrant Holder would have owned or been entitled to receive immediately after the occurrence, and as a result, of the event giving rise to such adjustment had such Warrant been exercised immediately prior to the occurrence of such event. If, as a result of an adjustment made pursuant to Section
                                                                 -------
3.01(a), a Warrant Holder shall become entitled to receive, upon exercise of its
-------
Warrants and payment therefor, shares of two or more classes of capital stock, the Board of Directors of the Bank (whose determination with respect to the matter shall be conclusive and shall be described in a resolution adopted with respect thereto) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. After each adjustment of the Exercise Price pursuant to Section 3.01(b), the total number of Warrant
                                  ---------------

Shares or fractional part thereof purchasable upon the exercise of each Warrant shall not be proportionately adjusted.

    (d) Except for adjustments required by Section 3.01(e), no adjustment in the
                                           ---------------
Exercise Price or in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Exercise Price or in the number of Warrant Shares purchasable; provided,
                                                                    --------
however, that any adjustments which by reason of this Section 3.01(d) are not
-------                                               ---------------
required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to
                                                   ------------
the nearest cent and to the nearest one-hundredth of a share, as the case may be.

    (e) In case of any consolidation of the Bank with, or merger of the Bank into, another corporation or in case of any sale or conveyance to another corporation or entity of the property of the Bank as an entirety or substantially as an entirety (such successor or purchaser corporation or entity being referred to for purposes of this Section 3.01(e) as the "Acquiring
                                       ---------------         ---------
Corporation"), the Bank or the Acquiring Corporation, as the case may be, shall
-----------
execute with the Warrant Agent an agreement that each Warrant Holder shall have the right, upon exercise of each of its Warrants and payment, prior to 5:00 p.m., New York City time, on the Expiration Date, of the Exercise Price in effect immediately prior to such consolidation, merger, sale or conveyance, to purchase upon exercise of such Warrant or Warrants the kind and amount of shares or other securities or property (including cash) that such holder would have owned or have been entitled to receive immediately after the happening of such action, had such Warrant been exercised immediately prior thereto. The Bank shall mail or cause to be mailed by first-class mail, postage prepaid, to each Warrant Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this
Section 3.01(e) shall similarly apply to successive consolidations, mergers,
---------------
sales or conveyances. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

    (f) Upon the expiration of any rights or warrants pursuant to which an adjustment in the Exercise Price has been made pursuant to Section 3.01(b)
                                                           ---------------
hereof, if any of such rights or warrants shall not have been exercised, the Exercise Price in effect upon such expiration shall be readjusted in the following manner: (i) the adjusted Exercise Price determined in respect of the original distribution of the expired rights or warrants pursuant to Section 3.01(b) hereof (the "Original
                                           ---------------              --------
Adjusted Exercise Price") shall be replaced with a revised Exercise Price (the
-----------------------
"Revised Exercise Price") determined by applying the formula set forth in
 ----------------------
Section 3.01(b) hereof, using the same values for each of the variables in such
---------------
formula as were used in calculating the Original Adjusted Exercise Price, except that the value for variable "B" shall equal the number of shares of Bank Common Stock, if any, actually issued or sold upon the exercise of such rights or warrants, rather than the number of shares of Bank Common Stock offered for subscription or purchase; and (ii) if any further adjustments shall have been made to the Original Adjusted Exercise Price pursuant to either Section 3.01(b)
                                                                ---------------
or (c) subsequent to the original distribution of the expired rights or
   ---
warrants, then each such subsequent adjustment shall be recalculated in the same manner as originally determined, using as a starting point for such subsequent adjustments the Revised Exercise Price in place of the Original Adjusted Exercise Price.

    (g) Whenever the Exercise Price or the number of Warrant Shares shall be adjusted as provided in this Section 3.01, the Bank shall forthwith file with
                             ------------
the Warrant Agent a certificate, signed by the chief financial officer of the Bank, showing in detail the facts requiring such adjustment and the Exercise Price and number of Warrant Shares that will be effective after such adjustment. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by Warrant Holders during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Warrant Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or in the number of Warrant Shares, or with respect to the nature of any adjustment of the Exercise Price or in the number of Warrant Shares purchasable upon the exercise of each Warrant when made, or with respect to the method employed in making such adjustment, and shall not be deemed to have knowledge of any such adjustment unless and until it shall receive such certificate.

    (h) In case the Bank after the date hereof shall propose to take any action of the type described in this Section 3.01 (except for actions which, pursuant
                              ------------
to Section 3.01(d), would not require an adjustment of the Exercise Price or the
   ---------------
number of Warrant Shares), the Bank shall give notice thereof to the Warrant Agent by filing with the Warrant Agent a certificate, signed by the Chairman or Vice Chairman of the Board of Directors, the President or any Vice President of the Bank and the Bank's Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary, specifying the date on which such action shall take place, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such facts may be known on the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be purchasable upon exercise of Warrants. The Bank also shall cause a notice setting forth any such proposed adjustments to be sent by mailing first class, postage prepaid, to each Warrant Holder as of a date within ten (10) days of the date of such notice at its address appearing on the Warrant register. Failure to give such notice or any defect therein shall not affect the legality or validity of such action. Such notices shall be given, in the case of any action of the type specified in Sections 3.01(a) and (b), at least ten (10) days
                                ----------------     ---
prior to the effective date or the record date, as applicable, with respect thereto and in the case of any action of the type specified in Sections 3.01(e)
                                                               ----------------
and (f), at least ten (10) days prior to the taking of such proposed action.
    ---

    (i) Irrespective of any of the adjustments in the Exercise Price or the number of Warrant Shares, Warrant Certificates shall continue to express on the face thereof the same price and number of Warrant Shares as stated in a similar Warrant Certificate issuable initially pursuant to this Agreement and such number of Warrant Shares and price specified therein shall be deemed to have been so adjusted.

    (j) For purposes of this Section 3.01, the "Current Market Price" per share
                             ------------       --------------------
of Bank Common Stock on any date shall be deemed to be the arithmetic average of the Market Price per share of Bank Common Stock (as defined below) for the ten
(10) consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the day in question. "Market Price" for each Trading Day
                                            ------------
shall be the closing sale price for the Bank Common Stock on the New York Stock Exchange, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for the Bank Common Stock on the New York Stock Exchange. If the Bank Common Stock hereafter ceases to be listed or admitted for trading on the New York Stock Exchange, but is listed or admitted for trading on a national securities exchange, the Market Price shall be the closing price (or if no such sale has taken place on such day, then the average of the closing bid and ask prices) on the principal national securities exchange on which the Bank Common Stock is listed or admitted for trading. If the Bank Common Stock is not, or hereafter ceases to be, listed or admitted for trading on any national securities exchange, the Market Price shall be the closing sale price quoted (or, if no such price is quoted for such day, then the average of the closing bid and ask prices quoted) for the Bank Common Stock on the NASDAQ National Market System, or, if the Bank Common Stock is not quoted on such National Market System, the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Bank for such purposes (other than the Bank or any affiliate thereof). In the event that it is impracticable for the Board of Directors of the Bank to establish the Market Price of the Bank Common Stock as contemplated herein, Market Price shall mean the fair market value of the Bank Common Stock as determined in good faith by the Board of Directors of the Bank. "Trading Day" shall be each Monday
                                        -----------
through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Bank Common Stock, as determined by the Board of Directors of the Bank.

    (k) For the purposes of this Section 3.01, the term "Bank Common Stock"
                                 ------------            -----------------
shall mean (i) the class of capital stock designated as the Common Stock, par value $1.00 per share, of the Bank, at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such capital stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3.01(a) or (e),
                                                    ---------------    ---
shares of the Bank other than shares of Bank Common Stock are issuable upon exercise of the Warrants, thereafter the number and Exercise Price of such other shares so issuable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Bank Common Stock contained in this Section 3.01, as may be determined in
                                           ------------
good faith by the Board of Directors of the Bank, and all other provisions of this Agreement with respect to Bank Common Stock shall apply on like terms to any such other shares. Subject to the foregoing, and unless the context requires otherwise, all references to Bank Common Stock and Warrant Shares in this Agreement and in the Warrant Certificates shall, in the event of an adjustment pursuant to this Section 3.01, be deemed to refer also to any other securities
                 ------------
or property then issuable upon exercise of the Warrants as a result of such adjustment.

   SECTION 3.02 NO ADJUSTMENT FOR CASH DIVIDENDS. No adjustment shall be made in
                --------------------------------
the Exercise Price or in the number of Warrant Shares purchasable upon exercise of the Warrants in respect of any cash dividends paid or payable on shares of Bank Common Stock or other securities of the Bank.

                                  ARTICLE IV

                           RIGHTS OF WARRANT HOLDERS

    SECTION 4.01 NO RIGHTS AS STOCKHOLDERS. No Warrant Holder, as such, shall be
                 -------------------------
entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Bank Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a stockholder of the Bank or any right to vote upon or give or withhold consent to any action of the Bank (whether upon any reorganization, issuance of securities, reclassification or conversion of Bank Common Stock, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, unless and until such Warrant Certificate shall have been surrendered for exercise as provided in this Agreement, payment in respect of such exercise shall have been received by the Warrant Agent, and shares of Bank Common Stock thereunder shall have become issuable and such person shall have been deemed to have become a holder of record of such shares. If, at the date of surrender of such Warrant Certificate, the transfer books for the Bank Common Stock shall be closed, certificates for the shares of Bank Common Stock shall be issuable on the date on which such books shall next be open (whether before, on or after the Expiration Date) and, until such date, the Bank shall be under no duty to deliver any certificate for such shares of Bank Common Stock. No Warrant Holder shall, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Bank Common Stock became issuable upon the exercise of such Warrants.

    SECTION 4.02 LOST WARRANTS. If any Warrant Certificate is lost, stolen,
                 -------------
mutilated or destroyed, the Warrant Agent may, upon receipt of evidence satisfactory to the Bank and the Warrant Agent of such loss, theft, mutilation or destruction and on such terms as to indemnity or otherwise as the Bank and the Warrant Agent may in their discretion require (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the lost, stolen, mutilated or destroyed Certificate, and the Warrant Agent shall countersign and deliver such new Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay any such reasonable charges as the Bank or the Warrant Agent may prescribe. In the event any Warrant Certificate is lost, stolen, mutilated or destroyed, and the owner thereof desires to exercise the Warrants evidenced thereby, the Bank may, in lieu of issuing a substitute Warrant Certificate, authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may require.

   SECTION 4.03 MAINTENANCE OF SUFFICIENT AND PROPER SHARES OF BANK COMMON
                ----------------------------------------------------------
STOCK; LISTING; CONTINUING REGISTRATION.
---------------------------------------

    (a) The Bank shall at all times reserve and keep available a number of authorized shares of Bank Common Stock (and any other securities that may become issuable upon the exercise of Warrants) sufficient to permit the exercise in full of all outstanding Warrants and will cause to be available to the Warrant Agent a sufficient number of certificates therefor. The transfer agent for the Bank Common Stock is hereby irrevocably authorized and directed at all times to reserve such number of authorized shares of Bank Common Stock (or other securities) for such purpose. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent certificates for shares of Bank Common Stock issuable upon exercise of outstanding Warrants and the Bank shall supply such transfer agent with duly executed certificates for such purpose.

    (b) The Bank covenants and agrees that it will use its best efforts to secure the listing of shares of Bank Common Stock issuable upon the exercise of the Warrants upon any and all securities exchanges on which the Bank Common Stock shall be listed at the dates of exercise of such Warrants.

    (c) So long as any unexpired Warrants remain outstanding and to the extent required in order to comply with the applicable regulations of the Office of Thrift Supervision (the "OTS Rules"), the Bank covenants and agrees to file such
                         ---------
post-effective amendments to the offering circular filed with respect to the Warrants under cover of Form OC pursuant to the OTS Rules (OTS No. 3088), or such other offering circulars, post-effective amendments or supplements, as may be necessary to permit the Bank to offer and sell in accordance with the OTS Rules shares of Bank Common Stock upon the exercise of Warrants pursuant to this Agreement. The Bank further covenants and agrees that, so long as any unexpired Warrants remain outstanding, it shall exercise its reasonable diligence to obtain and keep effective any other permits, consents and approvals of other governmental authorities, and to qualify the shares of Bank Common Stock issuable upon the exercise of Warrants, and maintain such qualification, under the securities laws of such of the States of the United States, as may be necessary to permit the offer and sale of shares of Bank Common Stock upon the exercise of Warrants pursuant to this Agreement. The Bank shall not be required to issue any shares of Bank Common Stock pursuant to the exercise of Warrants for any period during which the Bank is endeavoring to obtain such continuing registration, permits, consents, approvals or qualifications.

SECTION 4.04 FRACTIONAL SHARES AND WARRANTS.
             ------------------------------

    (a) Anything contained herein to the contrary notwithstanding, the Bank shall not be required to issue any fraction of a share of Bank Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this Section) in the issuance of a fraction of a share of Bank Common Stock unless the Warrant Holder is presenting for exercise Warrant Certificates representing all Warrants then owned of record by such Warrant Holder. In such event, the Bank shall, upon the exercise of all of such Warrants, issue to such Warrant Holder the aggregate number of shares of Bank Common Stock called for thereby, rounded to the nearest whole number of shares.

    (b) Anything herein to the contrary notwithstanding, the Bank shall not be required to issue fractions of Warrants on any distribution of Warrants to Warrant Holders or to distribute Warrant Certificates that evidence fractional Warrants. In such event, the Bank shall issue to such Warrant Holders the aggregate number of Warrants to which such Warrant Holders are entitled, in each case rounded to the nearest whole Warrant.

   SECTION 4.05 TRANSFER AND EXCHANGE OF WARRANTS. The Warrant Certificates
                ---------------------------------
shall be issued in registered form only. The Bank shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as the Warrant Agent may prescribe, the Bank shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

   At the option of the Warrant Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Bank shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Warrant Holder making the exchange is entitled to receive.

   All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Bank, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

   Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Bank or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Warrant Agent, duly executed by the Warrant Holder thereof by a duly appointed legal representative or by a duly authorized attorney (and with any signatures guaranteed as may be required pursuant to the Warrant Certificate).

    No service charge shall be made by the Warrant Agent for any registration of transfer or exchange of Warrant Certificates. The Bank may require payment of a sum sufficient to cover certain taxes or other governmental charges as provided in Section 6.03.
   ------------

   Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the holder thereof may be treated by the Bank, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Bank maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Bank and the Warrant Agent may treat the Warrant Holder thereof as the owner for all purposes.

                                  ARTICLE V

                                 WARRANT AGENT

   SECTION 5.01 NATURE OF DUTIES AND RESPONSIBILITIES ASSUMED. The Bank hereby
                ---------------------------------------------
appoints the Warrant Agent to act as agent of the Bank as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Bank and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Bank and the Warrant Holders, by their acceptance of the Warrants, shall be bound.

   Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Bank prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, any Vice President or the Secretary of the Bank and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

   The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant

Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Bank only. The Warrant Agent shall not have any liability or responsibility in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Bank of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible or liable for the making of any change in the number of shares of Bank Common Stock required under the provisions of Article III or responsible for the manner, method or amount of
                  -----------
any such change or the ascertaining of the existence of any facts that would require any such adjustment or change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Bank Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Bank Common Stock will, when issued, be validly issued, fully paid and nonassessable.

    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Bank or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders, as their respective rights or interests may appear. The Warrant Agent shall promptly notify the Bank in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

   The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President or the Secretary of the Bank, and to apply to any such officer for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered to be taken or omitted by it in good faith in accordance with the instructions of any such officer.

   The Warrant Agent will not be responsible or liable for any failure of the Bank to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Bank. The Warrant Agent will not incur any liability or responsibility to the Bank or to any Warrant Holder for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

   The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee.

   The Bank will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

   The Warrant Agent will act hereunder solely as agent of the Bank in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

   Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

    SECTION 5.02 RIGHT TO CONSULT COUNSEL. The Warrant Agent may at any time
                 ------------------------
consult with legal counsel satisfactory to it (who may be legal counsel for the
Bank), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith in accordance with such opinion; provided, however, that the
                                                     --------  -------
Warrant Agent shall have exercised reasonable care in the selection of such counsel.

    SECTION 5.03 COMPENSATION AND REIMBURSEMENT. The Bank agrees to pay to the
                 ------------------------------
Warrant Agent from time to time compensation for all services rendered by it hereunder as the Bank and the Warrant Agent may agree from time to time, and to reimburse the

Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

   SECTION 5.04 WARRANT AGENT MAY HOLD BANK SECURITIES. The Warrant Agent and
                --------------------------------------
any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Bank or its affiliates or have a pecuniary interest in any transaction in which the Bank or its affiliates may be interested, or contract with or lend money to the Bank or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Bank or for any other legal entity.

    SECTION 5.05 CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be
                 -----------------------
discharged from its duties under this Agreement upon 60 days' prior notice in writing mailed, by registered or certified mail, to the Bank. The Bank may remove the Warrant Agent upon 60 days' prior notice in writing, mailed to the Warrant Agent by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Bank shall appoint a successor to the Warrant Agent (the "Successor Warrant Agent") and
                                               -----------------------
shall, within 30 days following such appointment, give notice thereof in writing to each Warrant Holder. If the Bank shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Bank agrees to perform the duties of the Warrant Agent hereunder until the Successor Warrant Agent is appointed. After appointment, the Successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the Warrant Agent shall deliver and transfer to the Successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the Successor Warrant Agent, as the case may be.

                                  ARTICLE VI

                                    GENERAL

    SECTION 6.01 PURCHASE OF WARRANTS BY THE BANK. The Bank shall have the
                 --------------------------------
right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

   SECTION 6.02 CANCELLED WARRANTS. The Warrant Agent shall cancel any Warrant
                ------------------
Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, or for splitup, combination, exchange or substitution and shall deliver to the Bank, in a manner satisfactory to the Bank, such cancelled Warrant Certificates.

   SECTION 6.03 TAXES ON ISSUANCE OF SHARES OF BANK COMMON STOCK. The Bank shall
                ------------------------------------------------
from time to time promptly pay all documentary stamp taxes, if any, that may be imposed upon the Bank or the Warrant Agent with respect to the initial issuance of Warrants and of shares of Bank Common Stock upon the exercise of Warrants, provided, however, that the Bank shall not be required to pay any tax or taxes
--------  -------
that may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of Bank Common Stock in a name other than that of the Warrant Holder of the Warrant Certificate surrendered upon the exercise of Warrants, and the Bank shall not be required to issue or deliver such certificates unless and until the person or persons requesting issuance thereof shall have paid to the Bank the amount of such tax or shall have established to the satisfaction of the Bank that such tax has been paid.

   SECTION 6.04 DATES AND TIMES. If any date set forth in this Warrant Agreement
                ---------------
shall fall on a day other than a full business day in New York City, said date shall be deemed to be the next full business day succeeding that date. All times shall be the legal time then in effect in New York City.

    SECTION 6.05 AMENDMENTS TO WARRANT AGREEMENT. The Bank and the Warrant Agent
                 -------------------------------
may, jointly, without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, make any amendments, alterations, deletions or corrections in this Agreement that they deem necessary or desirable: (a) to cure any ambiguity or correct any defect, inconsistency, clerical omission or mistake, or manifest error contained herein; (b) to confer additional rights upon the Warrant Holders; or (c) in any other respect that is not inconsistent with the provisions of the Warrants and which does not adversely affect the interests of the Warrant Holders hereunder. The Bank and the Warrant Agent also may supplement or amend the Warrant Agreement in any other respect without notice to any Warrant Holder but with the written consent of the holders of more than 50% in number of the Warrants then outstanding; provided, however,
                                                             --------  -------
that no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or (ii) change the percentage of the holders of the Warrants who must consent to such amendment or supplement, without the consent of each Warrant Holder affected thereby.

   SECTION 6.06 BINDING AGREEMENTS. All of the covenants and provisions of this
                ------------------
Agreement by or for the benefit of the Bank or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any person or corporation, other than the Bank, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement herein, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Bank, the Warrant Agent, the Warrant Holders, and their respective successors and assigns.

   SECTION 6.07 COPIES OF AGREEMENT WITH WARRANT AGENT. A copy of this
                --------------------------------------
Agreement, as such may be amended from time to time, shall be available for inspection by any Warrant Holder at the office of the Warrant Agent, as designated in Section 6.08, during normal business hours. As a condition of such
              ------------
inspection, the Warrant Agent may require any such Warrant Holder to submit his or her Warrant Certificate for inspection.

   SECTION 6.08 NOTICES. Any communication, notice or demand to be given
                -------
hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:

    (a) If to the Bank:

        Glendale Federal Bank, FSB
        700 N. Brand Boulevard
        Glendale, California 91203
        Attention: Secretary

    (b) If to the Warrant Agent:

        Chemical Trust Company of California
        300 South Grand Avenue, 2nd Floor
        Los Angeles, California 90071
        Attention: Office Manager

    (c) If to a Warrant Holder, at such person's last known address as such shall appear on the registration books maintained by the Warrant Agent.

    Any party may change the address to which any communications, notice or demand shall be given by giving notice of such change in conformity with the provisions of this Section.

    SECTION 6.09 GOVERNING LAW. This Agreement and each Warrant issued hereunder
                 -------------
shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws.

    SECTION 6.10 HEADINGS. The Article and Section headings herein are for
                 --------
convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

   SECTION 6.11 COUNTERPARTS. This Agreement may be executed in any number of
                ------------
counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                GLENDALE FEDERAL BANK,
                                  FEDERAL SAVINGS BANK

                                By: /s/ Richard A. Fink
                                    --------------------------------------------
                                    Name:       Richard A. Fink
                                    Title:      Senior Executive Vice
                                                President and Chief Legal
                                                Officer

Attest:

/s/ James R. Eller, Jr.
-----------------------
Secretary

                                CHEMICAL TRUST COMPANY OF CALIFORNIA
                                  As Warrant Agent

                                By: /s/ Sharon Magidson
                                    --------------------------------------------
                                    Name: Sharon Magidson
                                    Title: Vice President

Attest:

/s/ Michael Dzieciclowski
-------------------------
Assistant Vice President

                                                                       EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

         VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 21, 2000

        NO.

                  ____________ WARRANT(S) TO PURCHASE SHARES
                             OF BANK COMMON STOCK

                 GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK
                     WARRANT TO PURCHASE BANK COMMON STOCK

   THIS WARRANT CERTIFICATE CERTIFIES that _____________________________________
____________________________________, or registered assigns, is the registered holder of the number of warrants (the "Warrants") of Glendale Federal Bank, Federal Savings Bank (the "Bank") set forth above. Each Warrant entitles the registered holder thereof to purchase one fully paid and nonassessable share of the Common Stock, par value $1.00 per share (the "Bank Common Stock"), of the Bank at the exercise price (as may be adjusted as provided in the Warrant Agreement referred to on the reverse hereof, the "Exercise Price") of $12.00 per share, in lawful money of the United States of America. The Warrants expire at 5:00 p.m., New York City time, on August 21, 2000 (the "Expiration Date"). Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Warrants evidenced hereby may be exercised upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent in Los Angeles, San Francisco or in the city of New York (each such office, a "Warrant Agent Office"), on any business day during the period commencing on the first day following the first anniversary of the completion of the Recapitalization referred to in the Warrant Agreement and ending at 5:00 p.m., New York City time, on the Expiration Date.

   The Exercise Price and the number of shares of Bank Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

   NO WARRANT MAY BE EXERCISED AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. AFTER SUCH TIME, THE WARRANTS WILL BECOME WHOLLY VOID AND OF NO VALUE.

   REFERENCE HEREBY IS MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Bank has caused this Warrant Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:

                                                  GLENDALE FEDERAL BANK, FEDERAL
                                                    SAVINGS BANK

[Corporate Seal]                                  By: __________________________

Attest:

By: _________________________________

Countersigned:

CHEMICAL TRUST COMPANY OF CALIFORNIA,
  as Warrant Agent

By: _________________________________

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

                  GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK

    The Warrants evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of up to approximately 10.85 million shares of Bank Common Stock issued pursuant to a Warrant Agreement, dated as of August 15, 1993 (the "Warrant Agreement"), duly executed and delivered by the Bank to Chemical Trust Company of California, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Bank and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office in Los Angeles and is available upon written request addressed to the Bank. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

   Warrants may be exercised to purchase shares of Bank Common Stock on any business day during the period commencing on the first day following the first anniversary of the completion of the Recapitalization referred to in the Warrant Agreement and ending at 5:00 p.m., New York City time, on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at the Warrant Agent Office.

    In the event that less than all of the Warrants evidenced hereby are exercised, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing Warrants not so exercised. No adjustment shall be made for any cash dividends on any shares of Bank Common Stock issuable upon exercise of the Warrants. After 5:00 p.m., New York City time, on the Expiration Date, unexercised Warrants shall become wholly void and of no value.

    The Bank shall not be required to issue fractions of shares of Bank Common Stock or any certificates that evidence fractional shares of Bank Common Stock. Except as provided in the Warrant Agreement, Warrants may not be exercised in such number as would result in the issuance of a fraction of a share of Bank Common Stock.

    Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

   Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

   The Bank and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Bank nor the Warrant Agent shall be affected by any notice to the contrary.

                             ELECTION TO EXERCISE

                  (To be executed upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise _________ Warrants to purchase shares of Bank Common Stock and herewith tenders in payment for such shares of Bank Common Stock $_________ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing the shares of Bank Common Stock be registered and delivered as follows:

                Name:                   ________________________________________

                Address:                ________________________________________

                                        ________________________________________

                Delivery Address:       ________________________________________
                 (if different)
                                        ________________________________________

If such number of Warrants is less than the aggregate number of Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the balance of such shares of Bank Common Stock be registered and delivered as follows:

                Name:                   ________________________________________

                Address:                ________________________________________

                                        ________________________________________

                Delivery Address:       ________________________________________
                 (if different)
                                        ________________________________________


--------------------------------
(Insert social security or other        Signature: _____________________________
identifying number of holder)

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the shares of Bank Common Stock or any Warrant

        Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed by an eligible guarantor institution pursuant to SEC Rule 17Ad-15.

SIGNATURE GUARANTEED:


_____________________________

                                  ASSIGNMENT

                      (TO BE EXECUTED BY THE REGISTERED
                       HOLDER IF SUCH HOLDER DESIRES TO
                       TRANSFER THE WARRANT CERTIFICATE)

   FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________
                  (Please print name and address of assignee)

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ____________________________________ _________________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.

Dated: ___________________________  Signature: _________________________________


__________________________________
(Insert social security or other
identifying number of assignee)

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever and must be guaranteed by an eligible guarantor institution pursuant to SEC Rule 17Ad-15.

SIGNATURE GUARANTEED:

__________________________________

                     AMENDMENT NO. 1 TO WARRANT AGREEMENT

   THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this "Amendment No. 1") dated as of July 24, 1997 is entered into by and among Glendale Federal Bank, Federal Savings Bank (the "Bank"), ChaseMellon Shareholder Services, LLC (as successor to Chemical Trust Company of California ("Chemical"), the "Warrant Agent"), and Golden State Bancorp Inc. ("Golden State") on the basis of the following facts:

   WHEREAS, the Bank and Chemical entered into that certain Warrant Agreement (the "Warrant Agreement") dated as of August 15, 1993 with respect to warrants (the "Seven-Year Warrants") to acquire common stock, par value $1.00 per share of the Bank (the "Bank Common Stock");

   WHEREAS, pursuant to the terms of that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of May 28, 1997 by and among the Bank, Golden State and Glendale Interim Federal Savings Bank, among other things, (i) Golden State will become the holding company for the Bank, and
(ii) the Seven-Year Warrants will become exercisable, in accordance with their terms and without the necessity of any exchange by the holders thereof, solely to receive the number of shares of common stock, par value $1.00 per share of Golden State (the "Golden State Common Stock") that equals the number of shares of Bank Common Stock for which the Seven-Year Warrants were exercisable immediately prior to the effective time (the "Effective Time") of the reorganization transaction provided for in the Reorganization Agreement (the "Reorganization"); and

   WHEREAS, the parties hereto desire to amend the Warrant Agreement to reflect the transactions comprising the Reorganization and their effects.

   NOW THEREFORE, the parties hereto hereby agree as follows:

   1. The term "Bank Common Stock" as used in the Warrant Agreement shall mean Golden State Common Stock instead of Bank Common Stock.

   2. All references to the "Bank" or the "Company" in Articles III and IV of the Warrant Agreement shall be deemed to refer to Golden State instead of the Bank.

   3. All references to the "Bank" in Sections 6.01 and 6.05 shall be deemed to refer to both the Bank and Golden State.

   4. As provided in the Reorganization Agreement and pursuant to Section 3.01(e) of the Warrant Agreement, the Warrant Holders shall have the right to exercise their Warrants for the number of shares of Golden State Common Stock that such Warrant Holder would have been entitled to receive at the Effective Time if such Warrant Holder had exercised their Warrants immediately prior thereto.

   5. Golden State shall cause the Warrant Agent to deliver the notice required by Section 3.01(e) regarding this Amendment No. 1 to each Warrant Holder.

   6.     Section 6.08 shall be amended in its entirety as follows:

   "Section 6.08 Notices. Any communication, notice or demand to be given
                 -------
hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:

          (a) If to the Bank or Golden State:

              414 N. Central Avenue
              Glendale, California 91203
              Attn: Corporate Secretary

              If to the Warrant Agent:

          (b) ChaseMellon Shareholder Services, LLC
              400 South Hope Street
              4th Floor
              Los Angeles, California 90071
              Attn: Office Manager

          (c) If to a Warrant Holder, at such person's last known address as such address shall appear on the registration books maintained by the Warrant Agent.

          Any party may change the address to which any communication, notice or demand shall be given by giving notice of such change in conformity with the provisions of this Section."

   7.    This Amendment No. 1 shall be deemed effective as of the Effective
Time.

   8. Except as otherwise specifically provided herein, the Warrant Agreement shall remain unchanged.

   IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the parties hereto as of the day and year first above written.

                                                GLENDALE FEDERAL BANK,
                                                FEDERAL SAVINGS BANK

                                                By: /s/ John E. Haynes
                                                    ----------------------------
                                                Title: EVP/CFO
                                                       -------------------------

                                                CHASEMELLON SHAREHOLDER
                                                SERVICES, LLC

                                                By: /s/ Michael E. Dzieciolowski
                                                    ----------------------------
                                                        Michael E. Dzieciolowski

                                                Title: Assistant Vice President
                                                       -------------------------

                                                GOLDEN STATE BANCORP INC.

                                                By: /s/ John E. Haynes
                                                    ----------------------------
                                                Title:  CFO
                                                       -------------------------

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